Exhibit 14.1

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

February 25, 2011

Security and Exchange Commission
100 Front Street, NE
Washington, D.C.
20549
USA

Dear Sirs:

We have read Item 16F of the form 20 F/A dated February 25, 2011 of Micromem Technologies Inc. (the “Company”) and are in agreement with the statements contained in Item 16F therein.

We hereby confirm that there were no reportable events [as that term is defined in Item 16F(a)(1)(iv)] for the fiscal years ended October 31, 2008 and 2007 and for the subsequent period through June 2009.

Yours very truly,

SCHWARTZ LEVITSKY FELDMAN LLP

“SCHWARTZ LEVITSKY FELDMAN LLP”

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax : 416 785 5663